EXHIBIT 23.4

Consent of Axiometrics Inc.
14901 Quorum Drive, Suite 600
Dallas, TX 75254

April 15, 2015
Steadfast Apartment REIT, Inc.
18100 Von Karman Avenue, Suite 500
Irvine, CA 92612
Re: Consent of Axiometrics Inc.
Ladies and Gentleman:
Axiometrics Inc. (“Axiometrics”) hereby consents to the use in Steadfast Apartment REIT, Inc.’s Post-Effective Amendment No. 7 to Registration Statement on Form S-11 (333-191049), and any amendments thereto by Steadfast Apartment REIT, Inc., of research data and information provided by Axiometrics included in the section entitled “Multifamily Property Market Overview” and references to “Axiometrics” therein. In giving such consent, Axiometrics does not admit that it comes within the category of persons whose consent is required under, nor does Axiometrics admit that it is an “expert” for purposes of, the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder.

AXIOMETRICS INC.

By:	/s/ Ronald G. Johnsey
Name:	Ronald G. Johnsey
Title:	CEO/President